Exhibit 107

Calculation of Filing Fee Tables

……S-3…..

(Form Type)

……………………Senmiao Technology Limited………………………..…

(Exact Name of Registrant as Specified in its Charter)

…………………Not Applicable…………………

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial filing date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.0001 per share (3)	(9)				0.00011020
	Equity	Preferred Stock, par value $0.0001 per share (4)					0.00011020
	Debt	Debt Securities (5)					0.00011020
	Other	Warrants (6)					0.00011020
	Other	Rights (7)					0.00011020
	Other	Units (8)					0.00011020
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$150,000,000	0.00011020	$16,530
Fees Previously Paid
Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts
	Total Fees Previously Paid					—	—
	Total Fee Offsets
	Net Fee Due

(1)	The amount to be registered consists of a currently indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and/or units, estimated solely for purposes of computing the registration fee. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) shares of common stock, preferred stock, debt securities, rights and/or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security, pursuant to General Instruction II.D of Form S-3 under the Securities Act. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) common stock, preferred stock, debt securities, rights and/ or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Including such currently indeterminate amount of common stock as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred stock registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.
(4)	Including such currently indeterminate amount of preferred stock as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(5)	Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(6)	Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.
(7)	Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices.
(8)	Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.
(9)

Calculated pursuant to Rule 457(o) under the Securities Act. In connection with the $150,000,000 maximum aggregate offering price of securities being registered hereunder, registration fees of $16,530 are payable.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fee Offset Claims		S-3		September 28, 2023		$13,905	Universal Shelf	Common Stock and others	(10)	$150,000,000	$2,625
Fees Offset Sources	Senmiao Technology Ltd	S-3	333-264316	April 15, 2022	April 15, 2022						$13,905(11)

(10)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is claim to offset the registration fee payable under this Registration Statement in the amount of $13,905 in U.S. dollars or the equivalent in aggregate offering price of unsold securities (the “Unsold Securities”) that were previously registered on the Registrant’s Registration Statement (File No. 333-264316) originally filed on April 15, 2022 (the “Withdrawn Registration Statement”) and withdrew on February 2, 2023 before going effective. No securities were sold under the Withdrawn Registration Statement and the filing fee of $13,905 that was previously paid in connection with those unsold securities pursuant to Rule 457(o) will continue to be applied to those securities. A filing fee of $2,625 with respect to the shortfall between the Withdrawn Registration Statement and this Registration Statement due to the SEC’s fee rates’ difference in different filing time period for the same $150,000,000 of securities registered hereunder is being paid herewith.

(11)	Among $13,905 registration fee claimed to offset from the Withdrawn Registration statement, $3,713.30 was initially paid under a registration statement on Form S-3 File No. 333-230397) originally filed on March 19, 2019 and subsequently declared effective on April 15, 2019, related to the unsold shares under such registration statement that was carried over to the Withdrawn Registration Statement.